Exhibit No. 21(1)

SUBSIDIARIES OF THE REGISTRANT

Effective as of March 3, 2003

       Name                                           Jurisdiction
       ----                                           ------------

American Biltrite (Canada) Ltd.                       Canada
      200 Bank Street
Sherbrooke, Quebec J1H 4K3

      also doing business in Canada
      as Produits American Biltrite Ltee


American Biltrite Far East, Inc.                      Delaware
      57 River Street
Wellesley Hills, Massachusetts 02481

Majestic Jewelry, Inc.                                Delaware
      57 River Street
Wellesley Hills, Massachusetts 02481

Ocean State Jewelry, Inc.                             Rhode Island
      57 River Street
Wellesley Hills, Massachusetts 02481

Aimpar, Inc.                                          New York
      57 River Street
Wellesley Hills, Massachusetts 02481


ABTRE, Inc.                                           Tennessee
      57 River Street
Wellesley Hills, Massachusetts 02481

Ideal Tape Co., Inc.                                  Delaware
      1400 Middlesex Street
Lowell, Massachusetts 01851


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American Biltrite Intellectual Properties, Inc.       Delaware
      103 Foulk Road Suite 200
Wilmington, Delaware 19803

K & M Trading (H.K.) Limited                          Hong Kong
      43/F Cheung Kong Center
      2 Queens Road Central
Hong Kong

Congoleum Corporation                                 Delaware
      3500 Quakerbridge Road
Mercerville, New Jersey 08619

ABItalia, Inc.                                        Delaware
      57 River Street
Wellesley Hills, Massachusetts 02481

Abimex, LLC.                                          Delaware
      57 River Street
Wellesley Hills, Massachusetts 02481

ABIcan, Ltd.                                          Canada
      1 Laird Road
Toronto, Canada M4G   3S8

Janus Flooring Corporation                            Canada
      1 Laird Road
Toronto, Canada M4G   3S8


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